As filed with the Securities and Exchange Commission on October 23, 2013

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	11-2165495
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina	27410
(Address of Principal Executive Offices)	(Zip Code)

UNIFI, INC. 2013 INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

W. RANDY EADDY

General Counsel and Secretary

Unifi, Inc.

7201 West Friendly Avenue

Greensboro, North Carolina

27410

(Name and Address of Agent for Service)

(336) 316-5650

Telephone Number, Including Area Code, of Agent for Service

Copy to:

RICHARD W. VIOLA

McGuireWoods LLP

201 North Tryon Street, Suite 3000

Charlotte, North Carolina 28202

Telephone: (704) 343-2149

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common stock, par value $0.10 per share, issuable under the Unifi, Inc. 2013 Incentive Compensation Plan	1,000,000 shares	$23.34	$23,340,000	$3,007

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2) The price is estimated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Unifi, Inc.’s common stock reported on the New York Stock Exchange, Inc. on October 21, 2013, which is $23.34.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) of Unifi, Inc. (the “Registrant”) in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”). The information specified in Part I of the Registration Statement will be delivered to eligible employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference herein, taken together, constitute a prospectus (the “Prospectus”) that meets the requirements of Section 10(a) of the Securities Act.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:

(a)     The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2013, filed with the Commission on September 10, 2013, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)      The Registrant’s Current Reports on Form 8-K, filed with the Commission on September 16, 2013, and October 23, 2013; and

(d)     The description of the Registrant’s common stock contained in its Current Report on Form 8-K filed with the Commission on November 3, 2010, and all amendments and reports filed with the Commission for the purpose of updating such description.

Any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereto have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of filing of such documents. A Current Report on Form 8-K furnished to, but not filed with, the Commission will not be incorporated by reference into this Registration Statement or the Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the Prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Certain legal matters with respect to the validity of the Registrant’s common stock registered hereby have been passed upon for the Registrant by W. Randy Eaddy, General Counsel and Secretary of the Registrant. Mr. Eaddy is employed by the Registrant and beneficially owns shares of the Registrant’s common stock as a result of owning stock options for the purchase of common stock.

Item 6. Indemnification of Directors and Officers.

The Registrant is a New York corporation and is subject to the New York Business Corporation Law (the “NYBCL”). Section 722 of the NYBCL, provides that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he or she, his or her testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. Section 721 of the NYBCL provides that the indemnification shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

The Registrant’s restated certificate of incorporation provides that a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the NYBCL. The Registrant’s bylaws provide that it shall indemnify, defend and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other, by reason of the fact that he or she is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, to the fullest extent authorized by the NYBCL, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith; provided, however, that subject to certain exceptions relating to proceedings seeking to enforce rights of indemnification, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in the Registrant’s bylaws is a contract right and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if required by law at the time of such payment, the payment of such expenses incurred by a director or officer in advance of the final disposition of such proceeding, shall be made only upon delivery to the Registrant of an undertaking by or behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under the bylaws or otherwise.

Section 726 of the NYBCL permits a corporation to purchase and maintain insurance to indemnify the corporation, directors and officers. The Registrant maintains directors’ and officers’ liability insurance for its officers and directors.

The foregoing is only a general summary of certain aspects of New York law dealing with indemnification and liability of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed, specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.     Description of Exhibit

3.1(i)(a)

Restated Certificate of Incorporation of Unifi, Inc., as amended (incorporated by reference to Exhibit 3a to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 27, 2004 (Reg. No. 1-10542) filed on September 17, 2004).

3.1(i)(b)

Certificate of Change to the Certificate of Incorporation of Unifi, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Reg. No. 1-10542) dated July 25, 2006).

3.1(i)(c)

Certificate of Amendment to Restated Certificate of Incorporation of Unifi, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Reg. No. 1-10542) dated November 3, 2010).

3.1(ii)

Restated By-laws of Unifi, Inc. (as amended on December 20, 2007 and corrected on July 24, 2013) (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 (Reg. No. 1-10542) filed on September 10, 2013).

5.1	Opinion of W. Randy Eaddy, General Counsel of Unifi, Inc.

23.1	Consent of W. Randy Eaddy (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page contained in Part II hereof).

99.1	Unifi, Inc. 2013 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on October 23, 2013).

Item 9. Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on this 23rd day of October, 2013.

UNIFI, INC.

By:	/S/ WILLIAM L. JASPER
William L. Jasper
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below and on the following page constitutes and appoints each of William L. Jasper, James M. Otterberg and W. Randy Eaddy as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that any said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM L. JASPER William L. Jasper	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director	October 23, 2013

/S/ JAMES M. OTTERBERG James M. Otterberg	Vice President and Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	October 23, 2013

/S/ R. ROGER BERRIER, JR. R. Roger Berrier, Jr.	Director	October 23, 2013

/S/ WILLIAM J. ARMFIELD, IV William J. Armfield, IV	Director	October 23, 2013

/S/ ARCHIBALD COX, JR. Archibald Cox, Jr.	Director	October 23, 2013

/S/ KENNETH G. LANGONE Kenneth G. Langone	Director	October 23, 2013

/S/ GEORGE R. PERKINS, JR. George R. Perkins, Jr.	Director	October 23, 2013

/S/ SUZANNE M. PRESENT Suzanne M. Present	Director	October 23, 2013

/S/ G. ALFRED WEBSTER G. Alfred Webster	Director	October 23, 2013

/S/ MITCHEL WEINBERGER Mitchel Weinberger	Director	October 23, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1(i)(a)

Restated Certificate of Incorporation of Unifi, Inc., as amended (incorporated by reference to Exhibit 3a to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 27, 2004 (Reg. No. 1-10542) filed on September 17, 2004).

3.1(i)(b)

Certificate of Change to the Certificate of Incorporation of Unifi, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Reg. No. 1-10542) dated July 25, 2006).

3.1(i)(c)

Certificate of Amendment to Restated Certificate of Incorporation of Unifi, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Reg. No. 1-10542) dated November 3, 2010).

3.1(ii)

Restated By-laws of Unifi, Inc. (as amended on December 20, 2007 and corrected on July 24, 2013) (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 (Reg. No. 1-10542) filed on September 10, 2013).

5.1	Opinion of W. Randy Eaddy, General Counsel of Unifi, Inc.

23.1	Consent of W. Randy Eaddy (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page contained in Part II hereof).

99.1	Unifi, Inc. 2013 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on October 23, 2013).